Exhibit (h)(3)(e)

FIFTH AMENDMENT

TO

CHIEF COMPLIANCE OFFICER SERVICES AGREEMENT

THIS AMENDMENT, dated as of October 12, 2012, entered into by and among EGA Emerging Global Shares Trust, a Delaware statutory trust (“CLIENT”), and ALPS Fund Services, Inc. (“ALPS”), a Colorado corporation, modifies the Chief Compliance Officer Services Agreement, dated as of April 17, 2009, as amended from time to time by and between CLIENT and ALPS (the “Agreement”).

WITNESSETH:

WHEREAS, pursuant to the Agreement, ALPS provides a chief compliance officer and certain compliance services described in the Agreement to CLIENT, on behalf of its existing portfolios; and

WHEREAS, the parties wish to update the list of portfolios for which ALPS will provide services under the Agreement to include recently created portfolios.

NOW THEREFORE, in consideration of their mutual promises, the parties agree to amend the Agreement, effective October 12, 2012, as follows:

Appendix A is hereby replaced in its entirety by Appendix A attached hereto.

Except to the extent modified by this Amendment, the terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first above written.

EGA Emerging Global Shares Trust	ALPS Fund Services, Inc.
By: ________________________ Name: Robert C. Holderith Title: President	By: _________________________ Name: Thomas A. Carter Title: President

APPENDIX A

LIST OF PORTFOLIOS

Funds	NYSE
EGShares GEMS Composite ETF	AGEM
EGShares Emerging Markets Metals & Mining ETF	EMT
EGShares Emerging Markets Consumer ETF	ECON
EGShares Energy GEMS ETF	OGEM
EGShares Financials GEMS ETF	FGEM
EGShares India Infrastructure ETF	INXX
EGShares China Infrastructure ETF	CHXX
EGShares Brazil Infrastructure ETF	BRXX
EGShares India Small Cap ETF	SCIN
EGShares Basic Materials GEMS ETF	LGEM
EGShares Health Care GEMS ETF	HGEM
EGShares Industrials GEMS ETF	IGEM
EGShares Consumer Goods GEMS ETF	GGEM
EGShares Consumer Services GEMS ETF	VGEM
EGShares Technology GEMS ETF	QGEM
EGShares Telecom GEMS ETF	TGEM
EGShares Utilities GEMS ETF	UGEM
EGShares China Mid Cap ETF	CHMC
EGShares Brazil Mid Cap ETF	BZMC
Emerging Global Shares INDXX Russia Small Cap Index Fund
Emerging Global Shares INDXX Thailand Small Cap Index Fund
Emerging Global Shares INDXX Malaysia Small Cap Index Fund
EGShares India Consumer ETF	INCO
EGShares India Financials ETF	INFS
EGShares India Health Care ETF	INHK
EGShares India Energy ETF	INEN
EGShares India Basic Materials ETF	INBA
EGShares India Utilities ETF	INUT
EGShares India Technology ETF	INQQ

EGShares India Industrials ETF	INID
EGShares India Telecom ETF	INTM
Emerging Global Shares INDXX Mexico Small/Mid Cap Index Fund
Emerging Global Shares INDXX Indonesia Small Cap Index Fund
EGShares Emerging Markets Food and Agriculture ETF	EATS
EGShares Low Volatility Emerging Markets Dividend ETF	HILO
EGShares Low Volatility India Dividend ETF	LVIN
Emerging Global Shares INDXX Emerging Markets REIT Index Fund
Emerging Global Shares Nasdaq/OMX 100 China Index Fund
EGShares Beyond BRICS ETF
EGShares Emerging Markets Domestic Demand ETF
EGShares Emerging Markets Core ETF	EMCR